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                                                                   Exhibit 21.1


                  SUBSIDIARIES OF COLOR KINETICS INCORPORATED
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Color Kinetics Europe Limited, a private limited company organized under the laws of the United Kingdom.

Color Kinetics Japan Incorporated, a corporation organized under the laws of Japan.

Color Kinetics Netherlands B.V., a private limited liability company organized under the laws of The Netherlands.






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